The Tax-Exempt Fund of Maryland
6455 Irvine Center Drive
Irvine, CA 92618

Telephone (949) 975-5000

July 31, 2013

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$9,319
Class B	$43
Class C	$971
Class F1	$554
Class F2	$606
Total	$11,493

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.5088
Class B	$0.3873
Class C	$0.3792
Class F1	$0.4843
Class F2	$0.5309

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	17,425
Class B	90
Class C	2,499
Class F1	1,074
Class F2	1,099
Total	22,187

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$15.73
Class B	$15.73
Class C	$15.73
Class F1	$15.73
Class F2	$15.73

The Tax-Exempt Fund of Virginia
6455 Irvine Center Drive
Irvine, CA 92618

Telephone (949) 975-5000

July 31, 2013

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$12,159
Class B	$55
Class C	$950
Class F1	$1,099
Class F2	$914
Total	$15,177

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.5178
Class B	$0.3897
Class C	$0.3811
Class F1	$0.4940
Class F2	$0.5396

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	22,797
Class B	106
Class C	2,334
Class F1	2,251
Class F2	1,774
Total	29,262

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$16.47
Class B	$16.47
Class C	$16.47
Class F1	$16.47
Class F2	$16.47